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                                                                    Exhibit 3.1y

Corporations Section                                          Geoffrey S. Connor
P.O. Box 13697                                                Secretary of State
Austin, Texas 78711-3697

                               THE STATE OF TEXAS
                                      SEAL

                        OFFICE OF THE SECRETARY OF STATE
                             CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                         GT SEED INTERNATIONAL COMPANY
                         Domestic Business Corporation
                           [Filing Number: 112046400]

                                      Into

                        UNIROYAL CHEMICAL COMPANY, INC.
                          Foreign Business Corporation
                                    NJ, USA
                            [Filing Number: 6722006]

have been filed in this office as of the date of this certificate.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger.

Dated: 12/13/2004

Effective: 12/15/2004

THE STATE OF TEXAS
      SEAL                                        /s/ Geoffrey S. Connor
                                                  Geoffrey S. Connor
                                                  Secretary of State

          Come visit us on the internet at htt://www.sos.state.tx.us/
                              Fax: (512) 463-5709
Phone: (512) 463-5555                                                TTY: 7-1-1
Prepared by: Lisa Sartin                                  Document: 77082280002

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                               ARTICLES OF MERGER

                                       OF

                          GT SEED INTERNATIONAL COMPANY

                                       AND

                         UNIROYAL CHEMICAL COMPANY, INC.

To the Secretary of State
State of Texas

Pursuant to the provisions of the Texas Business Corporation Act, the domestic corporation and the foreign corporation herein named do hereby adopt the following articles of merger for the purpose of merging the domestic corporation with and into the foreign corporation.

1. The names of the constituent corporations are GT SEED INTERNATIONAL COMPANY, which is a business corporation organized under the laws of the State of Texas, and which is subject to the provisions of the Texas Business Corporation Act, and UNIROYAL CHEMICAL COMPANY, INC., which is a business corporation organized under the laws of the State of New Jersey.

2. Annexed hereto and made a part hereof is the Plan of Merger for merging GT SEED INTERNATIONAL COMPANY with and into UNIROYAL CHEMICAL COMPANY, INC. as approved by the directors and the shareholders of the said constituent corporations.

3. The number of shares of GT SEED INTERNATIONAL COMPANY which were outstanding at the time of the approval of the Plan of Merger by its shareholders and their adoption of a resolution authorizing the merger is one hundred (100), all of which are of one class.

4. The approval of the Plan of Merger by the shareholders of GT SEED INTERNATIONAL COMPANY was by written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

5. The approval of the Plan of Merger was duly authorized by all action required by the laws under which UNIROYAL CHEMICAL COMPANY, INC. was incorporated and by its constituent documents.

6. UNIROYAL CHEMICAL COMPANY, INC. will continue to exist as the surviving corporation pursuant to the provisions of the laws of the State of New Jersey and will be governed by said laws.

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7. The merger herein provided for shall be effective in the State of Texas on
December 15th, 2004.

Executed on December 1st, 2004


                                           GT SEED INTERNATIONAL COMPANY

                                           By:      /s/ Lynn A. Schefsky
                                                    ----------------------------
                                                    Lynn A. Schefsky
                                                    President


                                           UNIROYAL CHEMICAL COMPANY, INC.

                                           By:      /s/ Arthur C. Fullerton
                                                    ----------------------------
                                                    Arthur C. Fullerton
                                                    Vice President and Secretary

                                           Uniroyal Chemical Company, Inc.
                                           199 Benson Road
                                           Middlebury, CT 06749

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                                 PLAN OF MERGER

PLAN OF MERGER APPROVED on December 1st, 2004 by GT SEED INTERNATIONAL COMPANY, a corporation of the State of Texas, and by resolution adopted by its Board of Directors on said date, and approved on December 1st, 2004 by UNIROYAL CHEMICAL COMPANY, INC., a corporation of the State of the State of New Jersey, and by resolution adopted by its Board of Directors on said date.

1. GT SEED INTERNATIONAL COMPANY and UNIROYAL CHEMICAL COMPANY, INC. shall, pursuant to the provisions of the Texas Business Corporation Act and of the laws of the State of New Jersey, be merged with and into a single corporation, to wit, UNIROYAL CHEMICAL COMPANY, INC., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation". The surviving corporation shall be governed by the laws of the State of New Jersey, which is the jurisdiction of its organization. The separate existence of GT SEED INTERNATIONAL COMPANY, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the Texas Business Corporation Act.

2. The certificate of incorporation of the surviving corporation as in force and effect upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation and said certificate of incorporation, shall continue in full force and effect until amended and changed in the manner prescribed by the laws of the jurisdiction of its organization.

3. The by-laws of the surviving corporation as in force and effect upon the effective date of the merger will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation will, upon the effective date of the merger, be extinguished. The issued shares of the surviving corporation shall not be converted in any manner, but each said share that is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. Pursuant to Article 5.04 of the Texas Business Corporation Act, the surviving corporation will be responsible for the payment of all fees and franchise taxes as required by law, and the surviving corporation will pay such fees and franchise taxes if the same are not timely paid.

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7. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the Texas Business Corporation Act and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the laws of the jurisdiction of its organization.

8. In the event that the Plan of Merger shall have been approved by the shareholders of the terminating corporation and the merger shall have been authorized by their duly adopted resolution in the manner prescribed by the provisions of the Texas Business Corporation Act, and in the event that the Plan of Merger shall have been approved by the shareholders of the surviving corporation in compliance with the provisions of the laws of the jurisdiction of its organization, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Texas and of the State of New Jersey, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

9. The effective date of the merger herein provided for in the State of Texas shall be December 15th, 2004.